Exhibit 10.8

SUBLEASE AGREEMENT

This Sublease Agreement (”Sublease”), dated December 27, 2017 (the “Effective Date”), is by and between Bio-Rad Laboratories, Inc., a Delaware corporation, having its principle place of business at 1000 Alfred Nobel Drive, Hercules, California 94547 (”Sublandlord”), and Evelo Biosciences, Inc., a Delaware corporation, having an office at 620 Memorial Dr. #200, Cambridge, MA 02139 (”Subtenant”);

WHEREAS, Sublandlord is the tenant under that certain lease agreement dated December 5, 2014 (“Primary Lease”) with 620 Memorial Leasehold LLC, a Massachusetts limited liability company (”Prime Landlord”); and

WHEREAS, pursuant to the Primary Lease, Sublandlord leased those certain premises (the “Premises”) more particularly described in the Primary Lease and located in the building having a street address of 620 Memorial Drive, Cambridge, Massachusetts (“Building”); and

WHEREAS, Sublandlord desires to sublease the Premises to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord, in accordance with the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Demise. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Premises (also referred herein, as the “Subleased Premises”) shown on Exhibit A attached to and made a part of this Sublease, located on the first (1st), fourth (4th), and fifth (5th) floors of the Building and comprising the entire Premises. The Sublease Premises is approximately 40,765 rentable square feet of space, consisting of approximately 12,691 rentable square feet on the fifth (5th) floor, approximately 21,034 rentable square feet on the fourth (4th) floor, and approximately 7,040 rentable square feet on the first (1st floor).

2. Term.

(a) The term of this Sublease (“Term”) shall commence on February 1, 2018 (the “Sublease Commencement Date”), and ending on September 30, 2025 (the “Sublease Expiration Date”), unless sooner terminated or cancelled in accordance with the terms and conditions of this Sublease.

(b) Subtenant shall not be entitled to exercise any options to extend or renew the term of the Primary Lease. These options are expressly retained by Sublandlord and may be exercised or waived by Sublandlord in its sole and absolute discretion.

(c) If for any reason the term of the Primary Lease is terminated prior to the Sublease Expiration Date, this Sublease shall terminate on the date of such termination and Sublandlord shall not be liable to Subtenant for such termination.

3. Permitted Use. Subtenant shall use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Primary Lease and for no other purpose.

620 Memorial Drive Sublease/Evelo (12-15-17rev)

4. Payment of Base Rent and Additional Rent.

(a) Throughout the Term of this Sublease, Subtenant shall pay to Sublandlord fixed base rent (“Base Rent”) at a per annum rate from April 1, 2018 (the “Rent Commencement Date”) to the Sublease Expiration Date, as listed below, payable in equal monthly installments. Subtenant shall pay to Sublandlord installments of Base Rent no less than five (5) business days prior to the date same is due under the Primary Lease.

Rent Period	Per Annum	Per Square Feet	Monthly Installment
04/01/18 - 09/30/2018	$2,700,681.25	$66.25	$225,056.77
10/01/2018 - 09/30/2019	$2,781,701.69	$68.24	$231,808.47
10/01/2019 - 09/30/2020	$2,864,964.20	$70.28	$238,747.02
10/01/2020 - 09/30/2021	$2,950,913.13	$72.39	$245,909.43
10/01/2021 - 09/30/2022	$3,039,640.54	$74.56	$253,303.38
10/01/2022 - 09/30/2023	$3,130,752.00	$76.80	$260,896.00
10/01/2023 - 09/30/2024	$3,224,919.15	$79.11	$268,743.26
10/01/2024 - 09/30/2025	$3,321,532.20	$81.48	$276,794.35

(b) In addition to Base Rent, commencing on the Sublease Commencement Date and continuing throughout the Term of this Sublease, Subtenant shall pay to Sublandlord:

(i)	100% of the Parking Spaces at the then-current rates, as such rate may vary from time to time. (As of the Effective Date of this Sublease, the current rate is $200 per Parking Space.);

(ii)	100% of all costs paid directly by Sublandlord for electricity and other utilities for the Sublease Premises; and,

(iii)	All amounts due and payable by Sublandlord under the Primary Lease due or attributable to the Subleased Premises or the actions or omissions of Subtenant.

(c) In addition to Base Rent, commencing on Sublease Commencement Date and continuing throughout the Term of this Sublease, Subtenant shall pay to Sublandlord:

(i) 100% of Sublandlord’s share of Operating Costs under the Primary Lease;

(ii) 100% of Sublandlord’s share of Taxes under the Primary Lease.

The charges in subpart (b) and (c) are collectively, “Additional Rent.” Additional Rent shall be payable to Sublandlord in monthly installments based on estimates provided by Sublandlord no less than ten (10) days prior to the date same is due under the Primary Lease.

(d) All Base Rent and Additional Rent shall be due and payable without demand therefor unless otherwise designated by Sublandlord and without any deduction, offset, abatement, counterclaim or defense. The monthly installments of Base Rent and Additional Rent payable on account of any partial calendar month during the Term of this Sublease, if any, shall be prorated. Any other amount due under this Sublease shall be due and payable fifteen (15) days following Subtenant’s receipt of Sublandlord’s invoice therefor (which shall be accompanied by such reasonable backup as would enable Subtenant to confirm the amount thereof).

620 Memorial Drive Sublease/Evelo (12-15-17rev)

5. Letter of Credit. Simultaneously with the execution and delivery of this Sublease by Subtenant to Sublandlord, Subtenant shall deliver to Sublandlord a clean, irrevocable letter of credit in the amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) (the “Letter of Credit Amount”) as security for the full and faithful performance by Subtenant of Subtenant’s obligations hereunder and which shall comply with, and may be drawn by Sublandlord in accordance with, the provisions of Exhibit E attached hereto (such letter of credit, together with any renewal or replacement thereof in accordance herewith, being referred to herein as the “Letter of Credit.”

(a) Subject to subpart (b) and provided there is no Event of Default by the Subtenant at any time during the Term: (i) during the period of time from April 1, 2020 through March 31, 2021 (both dates inclusive), the Letter of Credit Amount will be reduced to One Million and 00/100 Dollars ($1,000,000.00); and (ii) during the period of time from April 1, 2021 through the Sublease Expiration Date (both dates inclusive), the Letter of Credit Amount will be further reduced to Eight Hundred Fifty Thousand and 00/100 Dollars ($850,000.00).

(b) To effect a reduction of the Letter of Credit Amount as set forth above in subpart (a), Subtenant shall either (x) deliver to Sublandlord a proposed consent to amendment to the Letter of Credit, which amendment shall be reasonably acceptable to the Sublandlord in all respects, reducing the amount of the Letter of Credit to the then-applicable Letter of Credit Amount, or (y) deliver to Landlord a replacement Letter of Credit in the amount of the then-applicable Letter of Credit Amount, which replacement Letter of Credit shall in all respects comply with all of the requirements of this Section 5. Within twenty (20) business days after delivery of either the proposed consent to an amendment to the Letter of Credit or proposed replacement Letter of Credit, Sublandlord will either (A) execute such consent in accordance with the terms thereof, or provide its reasonable objections to such proposed consent or amendment, or (B) consent to the cancellation of the existing Letter of Credit and to the exchange of the replacement Letter of Credit for such existing Letter of Credit.

6. Incorporation of Primary Lease by Reference.

(a) The terms, covenants and conditions of the Primary Lease are incorporated herein by reference, except to the extent they are expressly deleted or modified by the provisions of this Sublease. Every term, covenant and condition of the Primary Lease binding upon or inuring to the benefit of Prime Landlord shall, in respect of this Sublease, be binding upon or inure to the benefit of Sublandlord and every term, covenant and condition of the Primary Lease binding upon or inuring to the benefit of Sublandlord shall, in respect of this Sublease, be binding upon and inure to the benefit of Subtenant. Whenever the term “Lessor” appears in the Primary Lease, the word “Sublandlord” shall be substituted therefore; whenever the term “Lessee” appears in the Primary Lease, the word “Subtenant” shall be substituted therefore; whenever the word “Premises” appears in the Primary Lease, the word “Subleased Premises” shall be substituted therefore.

(b) Notwithstanding the foregoing, (i) the following numbered sections of the Primary Lease shall not apply to this Sublease: Section 1.2 (Extension Terms); Section 1.7 (Early Termination Right); Section 3 (Condition of Premises; Construction); Section 6 (Expansion Option Prior to

620 Memorial Drive Sublease/Evelo (12-15-17rev)

Term Commencement Date); Section 7 (ROFO); Section 13 (Assignment, Mortgage and Subletting); Section 24 (Notices), excepting as set forth below in Section 19 (Notices); and, Exhibit 4 (Plans for Landlord’s Base Building Work); Exhibit 5 (Matrix); Exhibit 6; Exhibits 8A (Tenant’s Hazardous Materials); and, (ii) the time limits contained in the Primary Lease for Sublandlord, as tenant, to give notices, make demands or perform any act, covenant or condition or to exercise any right, remedy or option, are modified herein by shortening the same in each instance by five (5) days. In case such time limits in the Primary Lease are for less than five (5) days, those time limits are modified herein by shortening the same by fifty percent (50%).

7. Subordination to Primary Lease. This Sublease is subject and subordinate to the Primary Lease. A redacted copy of the Primary Lease is attached hereto as Exhibit C and made a part of this Sublease.

8. Representations of Sublandlord. Sublandlord represents and warrants the following is true and correct as of the date hereof:

(a) Sublandlord is the tenant under the Primary Lease and has the capacity to enter into this Sublease with Subtenant.

(b) The Primary Lease attached hereto as Exhibit C is a true, correct and complete copy of the Primary Lease, is in full force and effect, and has not been further modified, amended or supplemented except as expressly set forth herein.

(c) Sublandlord has not received any notice, and has no actual knowledge, of any default by Sublandlord under the Primary Lease. To Sublandlord’s actual knowledge, Primary Landlord is not in default under the Primary Lease.

9. AS-IS Condition. Subtenant accepts the Subleased Premises in its current, “as-is” condition. Sublandlord shall have no obligation to furnish or supply any work, services, furniture, fixtures, equipment or decorations (other than the “Retained Furniture“as defined herein), except Sublandlord shall deliver the Subleased Premises in broom clean condition and with existing Building systems serving the Premises in good working order. The obligations of Subtenant hereunder shall survive the expiration or earlier termination of this Sublease. Notwithstanding the foregoing, Subtenant shall not be liable for any damage to the Subleased Premises caused by Sublandlord in connection with Sublandlord’s vacating the Subleased Premises.

10. Alterations. Subtenant Alterations shall be subject to Section 11 of the Primary Lease.

11. Performance by Sublandlord. Notwithstanding any other provision of this Sublease, Sublandlord shall have no obligation (a) to furnish or provide, or cause to be furnished or provided, any repairs, restoration, alterations or other work, or electricity, heating, ventilation, air-conditioning, water, elevator, cleaning or other utilities or services, or (b) to comply with or perform or, except as expressly provided in this Sublease, to cause the compliance with or performance of, any of the terms and conditions required to be performed by Prime Landlord pursuant to the terms of the Primary Lease. Subtenant hereby agrees that Prime Landlord is solely responsible for the performance of the foregoing obligations, but in the event that such performance is interrupted, rent shall be abated hereunder to the extent that rent is abated under the Primary Lease for such interruption. Notwithstanding the foregoing, upon the written request of Subtenant, Sublandlord shall make a written demand upon Prime Landlord

620 Memorial Drive Sublease/Evelo (12-15-17rev)

to perform its obligations under the Primary Lease with respect to the Subleased Premises if Prime Landlord fails to perform same within the time frame and in the manner required pursuant to the Primary Lease; provided, however, Subtenant shall not be required to bring any action against the Prime Landlord to enforce its obligations. In the event Sublandlord makes written demand upon Prime Landlord or brings an action against Prime Landlord to enforce Prime Landlord’s obligations under the Primary Lease with respect to the Subleased Premises, all costs and expenses (including without limitation reasonable attorneys’ fees and expenses) so incurred by Sublandlord in connection therewith shall be deemed Additional Rent and shall be due and payable by Subtenant to Sublandlord within ten (10) days after notice from Sublandlord. Sublandlord will, to the same extent it is relieved of its obligations to the Prime Landlord as a result of non-performance by the Prime Landlord, relieve Subtenant. In no event shall Sublandlord be liable to Subtenant in damages, nor shall rent abate hereunder (except as stated in this Section 11), for or on account of any failure by the Prime Landlord to perform the obligations and duties imposed on it under the Primary Lease.

12. No Privity of Estate; No Privity of Contract. Nothing in this Sublease shall be construed to create privity of estate or privity of contract between Subtenant and Prime Landlord.

13. No Breach of Primary Lease. Subtenant shall not do or permit to be done any act or thing, or omit to do anything, which may constitute a breach or violation of any term, covenant or condition of the Primary Lease, notwithstanding such act, thing or omission is permitted under the terms of this Sublease.

14. Subtenant Defaults.

(a) If Subtenant fails to cure a default under this Sublease within any applicable grace or cure period contained in the Primary Lease, Sublandlord, after five (5) days’ notice to Subtenant, shall have the right, but not the obligation, to seek to remedy any such default on the behalf of, and at the expense of, Subtenant, provided, however, that in the case of: (i) a life safety or property related emergency; or (ii) a default which must be cured within a time frame set forth in the Primary Lease which does not allow sufficient time for prior notice to be given to Subtenant, Sublandlord may remedy any such default without being required first to give notice to Subtenant. Any reasonable cost and expense (including without limitation reasonable attorneys’ fees and expenses) so incurred by Sublandlord shall be deemed Additional Rent and shall be due and payable by Subtenant to Sublandlord within ten (10) business days after notice from Sublandlord.

(b) If Subtenant fails to pay any installment of Base Rent or Additional Rent within five (5) days after the due date of such payment, Subtenant shall pay to Sublandlord, as Additional Rent, a “late charge” equal to five percent (5%) of any delinquent amount overdue for the purposes of defraying the expense of handling such delinquent payment.

(c) If Subtenant fails to pay any installment of Base Rent or Additional Rent within five (5) days from the due date of such payment, in addition to the payment of the late charge set forth immediately above, Subtenant shall also pay to Sublandlord, as Additional Rent, interest at the Default Rate (hereinafter defined) from the due date of such payment to the date payment is made. “Default Rate” shall mean a rate per annum equal to the lesser of: (i) ten percent (10%) or (ii) the highest rate of interest permitted by applicable laws.

620 Memorial Drive Sublease/Evelo (12-15-17rev)

15. Consents.

(a) Whenever the consent or approval of Sublandlord is required, Subtenant shall also be obligated to obtain the written consent or approval of Prime Landlord, if required pursuant to the terms of the Primary Lease. Sublandlord shall promptly make such consent request on behalf of Subtenant and Subtenant shall promptly provide any information or documentation that Prime Landlord may request. Subtenant shall reimburse Sublandlord, not later than ten (10) days after written demand by Sublandlord, for any fees and disbursements of attorneys, architects, engineers or others charged by Prime Landlord in connection with any consent or approval. Sublandlord shall have no liability of any kind to Subtenant for Prime Landlord’s failure to give its consent or approval.

(b) Sublandord may not modify or amend the Primary Lease in a manner that would materially and adversely affect the Sublease Premises or the Subtenant’s permitted use and occupancy thereof, without Subtenant’s prior written consent (except to the extent such modification or amendment is required by applicable law or regulations), which consent shall not be unreasonably withheld, conditioned or delayed. For avoidance of doubt, the exercise of any rights under Section 15 (Casualty; Taking) of the Primary Lease shall not be deemed a violation of this Section 15(b).

16. Assignment or Subletting. Subtenant shall not sublet all or any portion of the Subleased Premises or assign, encumber, mortgage, pledge or otherwise transfer this Sublease (by operation of law or otherwise) or any interest therein, without the prior written consent of: (a) Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, and (b) Prime Landlord. Notwithstanding the foregoing, no such consent shall be required in the event of a Transfer (as defined in the Primary Lease) permitted without consent under Section 13.7 (Exceptions to Requirement for Consent) of the Primary Lease.

17. Hazardous Materials. Subtenant’s Hazardous Materials list is attached hereto as Exhibit D and made a part of this Sublease.

18. Surrender of the Subleased Premises. For the avoidance of doubt, Section 21.1 (Surrender) of the Primary Lease applies to the Sublease.

19. Furniture. Throughout the Sublease Term, Subtenant shall have beneficial use of the furniture, fixtures and equipment (the “Retained Furniture”). Subtenant hereby accepts the Retained Furniture in their “as is” condition, and acknowledges that while Sublandlord maintains ownership of the Retained Furniture during the Term, Sublandlord has made no representations or warranties of any kind with respect to the Retained Furniture, other than to represent that same is owned by Sublandlord, free and clear of all security interests or chattel mortgages, or its condition, and Sublandlord shall have no obligation to Subtenant at any time for any repair or replacement with respect to the Retained Furniture. Subtenant shall, at its sole cost and expense, maintain and repair the Retained Furniture using a qualified third party vendor, so that the Retained Furniture is in substantially the same condition and repair on the Expiration Date as it was on the date hereof, reasonable wear and tear and damage from Casualty (to the extent such Casualty is covered by Section 15 (Casualty; Taking) of the Primary Lease) excepted.

620 Memorial Drive Sublease/Evelo (12-15-17rev)

(a)	If Subtenant elects to remove or dispose of any Retained Furniture during the Sublease Term, Subtenant shall notify Sublandlord of the same and provided Sublandlord does not remove the same from the Subleased Premises within thirty (30) days following receipt of such notice from Subtenant, Subtenant shall have the right to remove or dispose of the same without obligation or liability to Sublandlord.

(b)	At the end of the Sublease Term, the Retained Furniture that has not been removed or disposed of during the term shall become the property of Subtenant. For the purposes herein, “Retained Furniture” means all furniture, fixtures, and equipment listed on Exhibit D, attached hereto and incorporated herein by reference. Sublandlord shall, prior to the Sublease Commencement Date, remove all furniture, fixtures and equipment located within the Premises and not listed on Exhibit D.

20. Indemnity. For the avoidance of doubt, the obligations of Section 14.2 (Indemnification) to the Primary Lease shall apply to each of the respective parties to this Sublease.

21. Release. Subtenant hereby releases Sublandlord or anyone claiming through or under Sublandlord by way of subrogation or otherwise. Subtenant hereby releases Prime Landlord or anyone claiming through or under Prime Landlord by way of subrogation or otherwise to the extent that Sublandlord releases Prime Landlord pursuant to the terms of the Primary Lease. Subtenant shall cause its insurance carriers to include any clauses or endorsements in favor of Sublandlord, Prime Landlord and any additional parties, which Sublandlord is required to provide pursuant to the provisions of the Primary Lease.

22. Notices. All notices and other communications required or permitted under this Sublease shall be given in the same manner as in the Primary Lease. Notices shall be addressed to the addresses set forth below:

To Subtenant prior to the Commencement Date at:	The above address.

To Subtenant after the Commencement Date at:	Evelo Biosciences, Inc. 620 Memorial Drive, Fifth Floor, Cambridge, MA 02139 Attn: Chief Financial Officer

To Sublandlord at:	Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, California 94547 Attn: Director, Global Real Estate and Facilities

With a copy to:	Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547 Attn: General Counsel Fax: 510-741-5815

620 Memorial Drive Sublease/Evelo (12-15-17rev)

23. Brokers. Sublandlord and Subtenant each represent to the other that it has not dealt with any other broker other than Colliers International (“Subtenant’s Broker”) and McCall & Almy (“Sublandlord’s Broker,” and collectively with Subtenant’s Broker, “Broker”) in connection with this Sublease and the transactions contemplated hereby. Sublandlord shall compensate Subtenant’s Broker and Sublandlord’s Broker each in accordance with a separate agreement. Sublandlord and Subtenant each indemnify and hold harmless the other from and against all claims, liabilities, damages, costs and expenses (including without limitation reasonable attorneys’ fees and other charges) arising out of any claim, demand or proceeding for commissions, fees, reimbursement for expenses or other compensation by any person or entity who shall claim to have dealt with the indemnifying party in connection with the Sublease other than Broker. This Section 23 shall survive the expiration or earlier termination of this Sublease.

24. Defined Terms. All capitalized terms not otherwise defined in this Sublease shall have the definitions contained in the Primary Lease.

25. Choice of Law. This Sublease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to conflict of law rules.

26. Time is of the Essence. Time is of the essence with each provision of this Sublease.

27. Successors and Assigns. The covenants and agreement contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

28. Counterparts. This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Sublease delivered by either facsimile or e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublease.

29. Amendments and Modifications. This Sublease may not be modified or amended in any manner other than by a written agreement signed by the party to be charged.

30. Entire Agreement. This Sublease contains the entire agreement between the parties with respect to the subject matter contained herein and all prior negotiations and agreement are merged herein. In the event any provisions of this Sublease are held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall remain unaffected.

31. Precondition – Prime Landlord Consent to Sublease. This Sublease is expressly conditioned upon obtaining the written consent of Prime Landlord (“Prime Landlord Consent”). If the Prime Landlord Consent is not obtained within thirty (30) days from the Effective Date above, either party may terminate this Sublease upon ten (10) days prior written notice to the other, whereupon Sublandlord shall promptly refund all deposits and letters of credits to Subtenant, and neither party shall have any further obligation to the other under this Sublease.

[SIGNATURE ON NEXT PAGE]

620 Memorial Drive Sublease/Evelo (12-15-17rev)

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the Effective Date above.

SUBLANDLORD:		SUBTENANT:

Bio-Rad Laboratories, Inc.		Evelo Biosciences, Inc.

By	/s/ Carla Evans	By	/s/ Jennifer Glennon
Name: Carla Evans		Name: Jennifer Glennon
Title: Director Global RE & Facilities		Title: Vice President, Finance and Operations

620 Memorial Drive Sublease/Evelo (12-15-17rev)

EXHIBIT A

[DESCRIPTION OF SUBLEASED PREMISES]

620 Memorial Drive Sublease/Evelo (12-15-17rev)

LEGEND

- CORE AND INFRASTRUCTURE AREAS
- CORRIDOR AND COMMON AREAS
- TENANT PREMISES AREA

Bio-Rad Suite 100 East
SHIPPING/RECEIVING
ELECTRICAL
M. SHOWER
W. SHOWER
WOMEN
MEN

FIRST FLOOR PLAN

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.

620 MEMORIAL LEASEHOLD, LLC

MITIMCo

AHA

14174.11

BIO-RAD
TENANT PREMISES AREA
SUITE 100 EAST
FIRST FLOOR PLAN

BIO-RAD
LEASE EXHIBIT 1.1
FIRST FLOOR PLAN

EX 1.1

LEGEND

CORE AND INFRASTRUCTURE AREAS

TENANT PREMISES AREA

Bio-Rad Suite 400
FOURTH FLOOR PLAN

620 MEMORIAL LEASEHOLD, LLC

MITIMCo

AHA

14174.11

BIO-RAD
TENANT PREMISES AREA
SUITE 400
FOURTH FLOOR

BIO-RAD
LEASE EXHIBIT 1.4
FOURTH FLOOR PLAN

EX 1.4

LEGEND

CORE AND INFRASTRUCTURE AREAS

TENANT PREMISES AREA

Bio-Rad Suite 500
MECHANICAL
CONTROLS

FIFTH FLOOR PLAN

A.E. DOHERTY ARCHITECTS & PLANNERS, INC.

620 MEMORIAL LEASEHOLD, LLC

MITIMCo

AHA

14174.11

BIO-RAD TENANT PREMISES AREA SUITE 500 FIFTH FLOOR

BIO-RAD LEASE EXHIBIT 1.5 FIFTH FLOOR PLAN

EX 1.5

EXHIBIT B

[PRIMARY LEASE]

620 Memorial Drive Sublease/Evelo (12-15-17rev)

Exhibit C

Subtenant’s Hazardous Materials

PV-1 Performance Verification Solution	Thermo Scientific	0.5	ml	?	202A, under fume hood
SDS Micropellets	Fisher	100	g	1	202A, under fume hood
SigmaClean water bath treatment	Sigma	4	oz	1	202A, under fume hood
Sodium azide	Fisher	100	g	1	202A, under fume hood
Sodium butyrate	SAFC	4	L	1	202A, under fume hood
Sodium hydroxide	Fisher	3	kg	1	202A, under fume hood
Sodium hydroxide	Spectrum	2.5	kg	1	202A, under fume hood
Sodium hydroxide, 10N solution	Fisher	1	L	5	202A, under fume hood
Sulfuric acid	Sigma-Aldrich	100	ml	3	202A, under fume hood
Trypan blue solution (0.4%)	Sigma	100	ml	1	202A, under fume hood
Trypan blue stain (0.4%)	Life Technologies	100	ml	1	202A, under fume hood
Ultima Gold AB	PerkinElmer	1	L	1	202A, under fume hood
Glycerol	Fisher	1	L	1	Fume hood 169224

Exhibit D

Retained Furniture

Item	Quantity	Description

Reception Desk	1	Oak, U-shaped desk 9’x7’

Chrome Metal Shelving	2	Rolling, 4’x2’x 6’8”

Chrome Metal Shelving	2	Rolling, 5’x2’x 6’8”

Chrome Metal Shelving	1	Rolling, 3’x18’ x 6’8”

Chemical Hoods	5	6 foot chemical hoods

Chemical Hoods	1	4 foot chemical hoods

Black, Lab Table	2	Rolling, 2’x3’ with no drawers

Black Lab Table	5	Rolling, 2’x3’ with 1 drawer

Black Lab Table	3	Rolling, 2’6“x3’ with 3 drawers

Black Lab Table	2	Rolling, 2’6“x3’ with no drawers

Black Lab Table	2	Rolling 2’6“x5’ with 6 drawers

Black Lab Table	1	Rolling, 2’6“x5’ with 3 drawers

Black Lab Table	1	Non-rolling, 2’x3’ with 5 drawers

Black Lab Table	1	Non-rolling, 2’x3’ with no drawers

Black Lab Table	2	Non-rolling, 2’x3’ with 5 drawers

Black Lab Table	3	Non-rolling, 2’x6’ with 6 drawers

Black Lab Table	2	Rolling, 2’6“x5’ with 2 cabinets

Black Lab Table	5	Rolling, 2’x6’ with 3 drawers

Black Lab Table	2	Rolling, 2’x3’ with 6 drawers

Black Lab Table	8	Rolling, 2’x3’ with 5 drawers

Black Lab Table	2	Rolling, 2’6“x5’ with 1 cabinet

Black Lab Table	2	Non-rolling, 2’x6’ with 3 drawers

Black Lab Table	3	Non-rolling, 2’x6’ with 9 drawers

Black Lab Table	1	Non-rolling, 2’x5’ with 2 cabinets

Black Lab Table	3	Non-rolling, 2’x6’ with no drawers

Black Lab Table	2	Non-rolling, 2’6“x5’ with no drawers

Black Lab Table	1	Non-rolling, 2’6“x6’ with no drawers

Black Lab Table	3	Rolling, 2’x6’ with no drawers

Black Lab Table	1	Non-rolling, 2’6“x4’ with no drawers

Black Lab Table	1	Rolling, 2’6“x5’ with 3 cabinets

Black Lab Table	1	Non-rolling, 2’6“x5’ with 3 cabinets

Black Lab Table	1	Non-rolling, 3’x4’ table with no drawers

Black Lab Table	1	Rolling, 2’6“x6’ w/electrical above on 2 poles

EXHIBIT E

LETTER OF CREDIT REQUIREMENTS

This Exhibit is attached to and made a part of the Sublease Agreement dated as of December             , 2017 (the “Sublease”) by and between Bio-Rad Laboratories, Inc., a Delaware corporation (“Sublandlord”), and Evelo Biosciences, Inc., a Delaware corporation (“Subtenant”), for space in the Building located at 620 Memorial Drive, Cambridge, Massachusetts 02139. Capitalized terms used but not defined herein shall have the meanings given in the Sublease and the Primary Lease, as applicable.

The Letter of Credit (as defined in the Sublease) shall be for the amount set forth in the Sublease, subject to the terms of Section 5 (Letter of Credit) of the Sublease. The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank that has a financial condition reasonably acceptable to Landlord and has an office in California that accepts requests for draws on the Letter of Credit, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating that Sublandlord is entitled to draw on the Letter of Credit pursuant to the terms of the Sublease, (iii) shall be payable to Sublandlord or its successors in interest as the Sublandlord and shall be freely transferable without cost to any such successor or any lender holding a collateral assignment of Sublandlord’s interest in the Sublease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least forty five (45) days prior to the scheduled expiration date, give Sublandlord notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Sublandlord. Notwithstanding the foregoing, the term of the Letter of Credit for the final period shall be for a term ending not earlier than the date forty five (45) days after the last day of the term. In the event that the issuer ceases to be reasonably acceptable to Sublandlord, due to a deterioration in its financial condition or change in status that threatens to compromise Sublandlord’s ability to draw on the Letter of Credit as determined in good faith by Sublandlord, then Subtenant shall provide a replacement Letter of Credit from an issuer satisfying the terms of this Exhibit within thirty (30) days after Sublandlord’s notice of such event.

Sublandlord shall be entitled to draw upon the Letter of Credit for its full amount or any portion thereof if (a) Subtenant shall fail to perform any of its obligations under the Sublease after the expiration of any applicable notice and cure period, or fail to perform any of its obligations under the Sublease and transmittal of a default notice or the running of any cure period is barred or tolled by applicable law, or fail to perform any of its obligations under the Sublease and any applicable notice and cure period would expire after the expiration of the Letter of Credit, or (b) not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Subtenant has not delivered to Sublandlord a new Letter of Credit in accordance with this Exhibit. Without limiting the generality of the foregoing, Sublandlord may, but shall not be obligated to, draw on the Letter of Credit from time to time in the event of a bankruptcy filing by or against Subtenant and/or to compensate Sublandlord, in such order as Sublandlord may determine, for all or any part of any unpaid Base Rent, unpaid Additional Rent, and/or any damages arising from any termination of the Sublease in accordance with the terms of the Sublease, and/or any damages arising from any rejection of the Sublease in a bankruptcy proceeding commenced by or against Subtenant. Sublandlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Subtenant’s failure.

620 Memorial Drive Sublease/Evelo (12-15-17rev)

Any amount of the Letter of Credit drawn in excess of the amount applied by Sublandlord to cure any such failure shall be held by Sublandlord as a cash security deposit for the performance by Subtenant of its obligations under the Sublease. Any cash security deposit may be mingled with other funds of Sublandlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Sublandlord be liable to pay Subtenant interest thereon. If Subtenant shall fail to perform any of its obligations under the Sublease, Sublandlord may, but shall not be obliged to, apply the cash security deposit to the extent necessary to cure Subtenant’s failure. After any such application by Sublandlord of the Letter of Credit or cash security deposit, as the case may be, Subtenant shall reinstate the Letter of Credit to the amount originally required to be maintained under the Sublease, upon demand. Provided that Subtenant is not then in default under the Sublease, and no condition exists or event has occurred which after the expiration of any applicable notice or cure period would constitute such a default, within forty five (45) days after the later to occur of (i) the payment of the final Base Rent, Additional Rent or any other amount due from Subtenant or (ii) the later to occur of the Sublease Expiration Date or the date on which Subtenant surrenders the Subleased Premises to Sublandlord in compliance with Section 21 of the Primary Lease, the Letter of Credit and any cash security deposit, to the extent not applied, shall be returned to the Subtenant, without interest.

Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Sublandlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

620 Memorial Drive Sublease/Evelo (12-15-17rev)